UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 9, 2014, PriceSmart, Inc. issued a press release regarding its results of operations for its first quarter ended November 30, 2013 and its net warehouse club sales for the month ended December 31, 2013. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 8.01. Other Events.

PriceSmart Inc. announced that on January 8, 2014, it acquired approximately 128,600 usable square feet (11,947 usable square meters) of land in the southern area of Pereira, Colombia, upon which the Company plans to construct a new warehouse club that is currently planned to open in November 2014. This additional club will be the fourth PriceSmart warehouse club operating in Colombia.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated January 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2014	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated January 9, 2014.

PriceSmart Announces First Quarter Results of Operations and December Sales;
and Property Acquisition for New Warehouse Club in Colombia

San Diego, CA (January 9, 2014) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2014 which ended on November 30, 2013.

For the first quarter of fiscal year 2014, net warehouse club sales increased 12.6% to $589.7 million from $523.6 million in the first quarter of fiscal year 2013. Total revenues for the first quarter of fiscal year 2014 was $605.6 million compared to $535.3 million in the first quarter of the prior year. The Company had 32 clubs in operation as of November 30, 2013, compared to 30 warehouse clubs in operation as of November 30, 2012.

The Company recorded operating income for the first quarter of $32.4 million, compared to operating income of $29.7 million for the first quarter of the prior year. Net income was $21.4 million, or $0.71 per diluted share, in the first quarter of fiscal year 2014. Net income in the first quarter of fiscal year 2013 was $20.0 million, or $0.66 per diluted share.

For the month of December 2013, net sales increased 10.7% to $280.8 million from $253.7 million in December a year earlier. For the four months ended December 31, 2013, net sales increased 12.0% to $870.5 million from $777.3 million in the same period last year. There were 32 warehouse clubs in operation at the end of December 2013 compared to 30 warehouse clubs in operation in December 2012.

For the four weeks ended December 29, 2013, comparable warehouse sales for the 29 warehouse clubs open at least 13 1/2 full months increased 6.7% compared to the same four-week period last year. For the seventeen-week period ended December 29, 2013, comparable warehouse sales increased 7.5% compared to the comparable seventeen-week period a year ago.

PriceSmart Inc. also announced that on January 8, 2014, it acquired approximately 128,600 usable square feet (11,947 usable square meters) of land in the southern area of Pereira, Colombia, upon which the Company plans to construct a new warehouse club that is currently planned to open in November 2014. This additional club will be the fourth PriceSmart warehouse club operating in Colombia.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 10, 2014, to discuss the financial results.

Individuals interested in participating in the conference call may do so by dialing (877) 627-6581 toll free, or (719) 325-4893 for international callers, and entering participant code 8610355.

A digital replay will be available through January 31, 2014, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 8610355.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 32 warehouse clubs in 12 countries and one U.S. territory (six in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic and Colombia; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations, which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth depends, in part, on the Company's ability to successfully open new warehouse clubs; the Company might not identify in a timely manner or effectively respond to changes in consumer trends and changes in consumer preferences for merchandise and shopping modalities, which could adversely affect its relationship with members, demand for its products and market share; the Company faces difficulties in the shipment of, and risks inherent in the importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business and/or from which the Company acquires merchandise; the Company relies extensively on computer systems to process transactions, summarize results and manage its business and a failure to adequately maintain the Company's systems and disruptions in its systems could harm its business and adversely affect its results of operations; the Company could be subject to additional tax liabilities; a few of the Company's stockholders own approximately 28.3% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; potential future impairments of long lived assets could adversely affect the Company's future results of operations and financial position; write-offs of goodwill and other intangible assets could adversely affect the Company's future results of operations and financial position; the Company faces increased public company compliance risks and compliance risks related to the Company's international operations; the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; if remediation costs or hazardous substance contamination levels at certain properties for which the Company maintains financial responsibility exceed management's current expectations, the Company's financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2013 filed on October 30, 2013 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED-AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2013	2012
Revenues:
Net warehouse club sales	$589,694	$523,599
Export sales	5,721	3,073
Membership income	9,268	7,673
Other income	918	941
Total revenues	605,601	535,286
Operating expenses:
Cost of goods sold:
Net warehouse club	504,287	444,944
Export	5,441	2,835
Selling, general and administrative:
Warehouse club operations	51,772	45,842
General and administrative	11,184	11,158
Pre-opening expenses	474	737
Loss/(gain) on disposal of assets	84	57
Total operating expenses	573,242	505,573
Operating income	32,359	29,713
Other income (expense):
Interest income	181	294
Interest expense	(1,038)	(1,218)
Other income (expense), net	311	(1)
Total other expense	(546)	(925)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	31,813	28,788
Provision for income taxes	(10,385)	(8,779)
Income (loss) of unconsolidated affiliates	4	(4)
Net income	$21,432	$20,005
Net income per share available for distribution:
Basic net income per share	$0.71	$0.66
Diluted net income per share	$0.71	$0.66
Shares used in per share computations:
Basic	29,690	29,592
Diluted	29,702	29,604
Dividends per share	$—	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2013	August 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$77,226	$121,874
Short-term restricted cash	3,100	5,984
Receivables, net of allowance for doubtful accounts of $7 and $0 as of November 30, 2013 and August 31, 2013, respectively	3,481	3,130
Merchandise inventories	298,721	217,413
Deferred tax assets – current	7,126	6,290
Prepaid expenses and other current assets	30,717	20,890
Total current assets	420,371	375,581
Long-term restricted cash	26,759	34,775
Property and equipment, net	351,210	338,478
Goodwill	36,289	36,364
Deferred tax assets – long term	12,038	12,871
Other non-current assets (includes $1,324 and $1,505 as of November 30, 2013 and August 31, 2013, respectively, for the fair value of derivative instruments)	25,787	19,866
Investment in unconsolidated affiliates	8,108	8,104
Total Assets	$880,562	$826,039
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$13,000	$—
Accounts payable	230,890	199,425
Accrued salaries and benefits	16,171	17,862
Deferred membership income	17,231	16,528
Income taxes payable	7,455	8,059
Other accrued expenses	17,646	20,136
Long-term debt, current portion	16,375	12,757
Deferred tax liability – current	128	111
Total current liabilities	318,896	274,878
Deferred tax liability – long-term	2,603	2,622
Long-term portion of deferred rent	4,452	4,440
Long-term income taxes payable, net of current portion	2,014	2,184
Long-term debt, net of current portion	46,907	60,263
Other long-term liabilities (includes $9 and $14 for the fair value of derivative instruments and $621 and $589 for the defined benefit plans as of November 30, 2013 and August 31, 2013, respectively)	630	603
Total liabilities	375,502	344,990
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,923,393 and 30,924,392 shares issued and 30,233,507 and 30,234,506 shares outstanding (net of treasury shares) as of November 30, 2013 and August 31, 2013, respectively	3	3
Additional paid-in capital	392,011	390,581
Tax benefit from stock-based compensation	8,016	8,016
Accumulated other comprehensive loss	(40,326)	(41,475)
Retained earnings	165,303	143,871
Less: treasury stock at cost; 689,886 shares as of November 30, 2013 and August 31, 2013, respectively	(19,947)	(19,947)
Total equity	505,060	481,049
Total Liabilities and Equity	$880,562	$826,039